Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 19, 2014, with respect to the financial statements and supplemental schedule included in the Annual Report of Waters Employee Investment Plan on Form 11-K for the year ended December 31, 2013. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Waters Corporation on Form S-8 (File No. 333-60054, effective May 2, 2001).

/s/ GRANT THORNTON LLP

Westborough, MA

June 19, 2014